As Filed with the Securities and Exchange
Commission on December 18, 1996

								       Registration No. 33-48479



        SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                     POST EFFECTIVE AMENDMENT NO. 2
                                  TO
                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933

                            Praxair, Inc.
          (Exact name of registrant as specified in its charter)

    Delaware                 			             06-124-9050
(State of incorporation)				      (IRS Employer Identification No.)

               39 Old Ridgebury Road, Danbury, CT 06810-5113
                   (Address of principal executive offices)

                   1992 Praxair, Inc. Long Term Incentive Plan
          1996 Praxair, Inc. Senior Executive Performance Award Plan
                    1996 Praxair, Inc. Performance Incentive Plan
                        (full title of the plan)

                             David H. Chaifetz
                Vice President, General Counsel and Secretary
                               Praxair, Inc.
                39 Old Ridgebury Road Danbury, CT 06810-5113
                       (Name and address of agent for service)

                               (203) 837-2000
         (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered    Common Stock $0.01 par value(1)
Amount to be registered                             N/A
Proposed maximum offering price per share(2)        N/A
Proposed maximum aggregate offering price(2)        N/A
Amount of registration fee                          N/A

(1)	Also includes the Common Stock Purchase Rights associated
therewith.

                     Exhibit Index is located on page 5


(PAGE 2)
   This Form S-8 amends that registration statement on Form S-8 filed on June 16, 1992 (Registration No. 48479) including Post-Effective Amendment No. 1 thereto filed on April 18, 1996 (Registration No. 48479) relating to the 1992 Praxair, Inc. Long Term Incentive Plan ("LTIP") and the 1996 Praxair, Inc. Senior Executive Performance Award Plan.

  	The purpose of the present filing is to amend the title of the Plan under which registered securities are to be issued to include the 1996 Praxair, Inc. Performance Incentive Plan. No additional securities are being registered in conjunction with this amendment.

  	The following represents information required in this registration statement that is not contained in the earlier registration statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  	The document(s) containing information required by the Securities and Exchange Commission as set forth in Part I of Form S-8 will be sent or given to participants in the 1996 Praxair, Inc. Performance Incentive Plan (the "Plan") which Plan is listed on the cover of this registration statement (the "Registration Statement"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

  	Registration Statement on Form S-8 (Registration No. 48479) filed with the Commission on June 16, 1992 and Post-Effective
Amendment No. 1 thereto (Registration No. 48479) filed with the
Commission on April 18, 1996.

ITEM 8.	EXHIBITS

4.5	  1996 Praxair, Inc. Performance Incentive Plan

5.1	  Opinion of Counsel - Kelley Drye & Warren LLP

23.1	 Consent of Independent Accountants - Price Waterhouse LLP

23.2	 Consent of Independent Accountants - Arthur Andersen LLP

23.3	 Consent of Counsel - Kelley Drye & Warren LLP (contained
      in Exhibit 5.1)

24.1	 Powers of Attorney (included in the signature page hereof)

(PAGE3)

ITEM 9.	UNDERTAKINGS

  	Notwithstanding the foregoing subparagraph (1)(ii) of this Item 9, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933 as amended, Praxair, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post effective amendment to a registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 10th day of December, 1996.

                          						PRAXAIR, INC.

                          						By:   /s/ J. Robert Vipond
                                  				J. Robert Vipond
                               							Vice President and Controller
                                     (On behalf of the Registrant and as
                                     Principal Accounting Officer)

(PAGE4)

   Each person whose signature appears below appoints each of John A. Clerico and David H. Chaifetz, his attorney-in-fact and agent, with full power of substitution and resubstitutution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462 (b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

   Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities indicated on December 13, 1996.

/s/ John A. Clerico         /s/ Alejandro Achaval    /s/ Ronald L. Kuehn, Jr.
John A. Clerico             Alejandro Achaval        Ronald L. Kuehn, Jr.
Vice President, Chief       Director                 Director
Financial Officer and Director
(Principal Financial Officer)

/s/ Edgar G. Hotard         /s/ John J. Creedon      /s/ Benjamin F. Payton
Edgar G. Hotard             John J. Creedon          Benjamin F. Payton
President and Director  	   Director 	               Director

/s/ C. Fred Fetterolf      /s/ G. Jackson Ratcliffe, Jr.
C. Fred Fetterolf          G. Jackson Ratcliffe, Jr.
Director                   Director

/s/ H. Mitchell Watson, Jr.   /s/ Claire W. Gargalli                          H.
Mitchell Watson, Jr.          Claire W. Gargalli       Dale F. Frey
Director  	                   Director                 Director

/s/ H. William Lichtenberger
H. William Lichtenberger
Chairman and Chief Executive Officer
(Principal Executive Officer)


(PAGE5)
EXHIBIT INDEX

EXHIBIT							                             SEQUENTIAL PAGE NO.

4.5		 1996 Praxair, Inc. Performance 			             	  6
    		Incentive Plan

5.1	 	Opinion of Counsel - Kelley Drye & 	             21
    		Warren LLP

23.1		Consent of Independent Accountants - 		         	23
    		Price Waterhouse LLP

23.2		Consent of Independent Accountants - 			         24
    		Arthur Andersen LLP

23.3		Consent of Counsel - Kelley Drye &		      Contained in Exhibit 5.1
    		Warren LLP

24.1		Powers of Attorney					                  Included on signature
                                             							page hereof


(PAGE6)
                                                    EXHIBIT 4.5

                            1996 PRAXAIR, INC.
                        PERFORMANCE INCENTIVE PLAN






          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
         SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
                            ACT OF 1993



         Adopted by the Board of Directors:  October 22, 1996





(PAGE7)



                          1996 PRAXAIR, INC.
                     PERFORMANCE INCENTIVE PLAN

Section 1: Purpose. The purpose of the 1996 Praxair, Inc. Performance Incentive Plan (hereinafter referred to as the "Plan") is to (a) provide incentives and rewards to those eligible employees who are in a position to contribute to the long-term growth and profitability of the Corporation; (b) assist the Corporation and its subsidiaries and affiliates in attracting, retaining, and motivating employees with experience and ability; and (c) make the Corporation's compensation program competitive with those of other major employers.

Section 2: Administration. The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall interpret the Plan, establish administrative regulations to further the purpose of the Plan, authorize awards to eligible participants and take any other action necessary for the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all participants. The Committee shall set the option price, the number of options to be awarded and the number of shares to be awarded out of the total number of shares available for award, and shall have the authority to delegate to the Chief Executive Officer of the Corporation the right to allocate awards, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine.

Section 3: Participation. This Plan is for Praxair, Inc. and its subsidiaries and affiliates. Any Employee of Praxair, Inc. or a subsidiary or affiliate who is recommended to, and authorized by, the Committee shall be eligible to participate in the Plan; provided, however, that the following Employees shall not be eligible to participate in this Plan: (i) Employees who are officers or directors within the meaning of the Exchange Act; (ii) Employees subject to Section 16 of the Exchange Act; and (iii) Employees subject to Section 162(m) of the Code.

Section 4: Awards. Awards under this Plan may be stock option awards, stock appreciation rights, exercise payment rights, grants of stock, or performance awards. The total number of shares of stock (including Restricted Stock, if any) available for options or grants under this Plan in each calendar year during the term of this Plan shall be two percent (2%) of the total number of shares of common stock outstanding as of the first day of such year (including treasury shares) plus any shares reserved for a prior year but not granted or optioned, up to a maximum of four percent (4%) of the total number of the Corporation's common shares outstanding as of the first day of the year of the grant. Solely for the purpose of computing the total number of shares of stock optioned or granted under this Plan, there shall not be counted any shares which have been forfeited and any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Corporation. In the event of any change in the outstanding shares of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange

(PAGE8)

of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments including, but not limited to, adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards or other awards, both under the Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

Section 5:  Stock Options.

	5.1: The Corporation may award options to purchase common stock or Restricted Stock of the Corporation (hereinafter referred to as "Stock Option Awards") to such eligible Employees as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 2, authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award whether a participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option.

	5.2: To the extent any option is an Incentive Stock Option, the option price of each share of stock subject to such Stock
Option Award shall be the closing price of the common stock of the Corporation on the date the award is authorized as reported in the New York Stock Exchange-Composite Transactions.

	5.3: A stock option by its terms shall not be transferable by the participant other than by will or the laws of descent and distribution, shall be of no more than 10 years' duration, and shall be exercisable only after the earliest of: (i) such period as the Committee shall determine but in no event less than one year following the date of grant of such award; (ii) the participant's death; (iii), if the Committee so determines, the participant's Retirement; (iv) or a Change in Control of the Corporation.

	An option is only exercisable by a participant while the participant is in active employment with the Corporation except
(i) in the case of a participant's death, Disability or Retirement, (ii) during a three-year period commencing on the date of a participant's termination of employment by the Corporation other than for cause, (iii) during a three-year period commencing on the date of termination, by the participant or the Corporation, of employment after a Change in Control of the Corporation, unless such termination of employment is for cause, or (iv) if the Committee decides that it is in the best interest of the Corporation to permit exceptions. An option may not be exercised pursuant to this paragraph after the expiration date of the option. For individuals employed by a subsidiary of the Corporation, such individuals shall be deemed to have terminated employment for purposes of this Section 5 at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote.

(PAGE9)

	5.4: An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid in cash, in whole shares of common stock of the Corporation owned by the participant prior to exercising the option, or in a combination of cash and such shares of common stock or the participant may elect to satisfy such option price payment obligation by having the Corporation withhold shares that otherwise would be delivered pursuant to the option exercise.
The value of any share of common stock delivered or withheld in payment of the option price shall be the Market Price on the date the option is exercised.

	5.5: In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, a participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by having the Corporation withhold shares that otherwise would be delivered to the participant pursuant to the exercise of the option for which the tax is being withheld, by delivering to the Corporation other shares of common stock of the Corporation owned by the participant prior to exercising the option, or by making a payment to the Corporation consisting of a combination of cash and such shares of common stock. Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of common stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 5.5 shall be the Market Price on the date to be used to determine the amount of tax to be withheld.

	5.6: The Committee may, in its discretion, grant to holders of stock options the right to receive with respect to each share covered by an option payments of amounts equal to the regular cash dividends paid to holders of the Corporation's common stock during the period that the option is outstanding (such payments are hereinafter referred to as "Dividend Payments").

	5.7: The aggregate fair market value of all shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a participant in any one calendar year, under this Plan or any other stock option plan maintained by the Corporation (or by any subsidiary or parent of the Corporation), shall not exceed $100,000. The fair market value of such shares of stock shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York
Stock Exchange-Composite Transactions on the date the related stock option is granted (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on the date the related stock option is granted).

Section 6:  Stock Appreciation Rights.

	6.1: The Committee may, in its discretion, grant stock appreciation rights to Employees who have received a Stock Option Award. The stock appreciation rights may relate to such number of shares, not exceeding the number of shares that the Employee may acquire upon exercise of a related stock option, as the Committee determines in its discretion. Upon exercise of a

(PAGE10)

stock option by an Employee, the stock appreciation rights relating to the shares covered by such exercise shall terminate. Upon termination or expiration of a stock option, any unexercised stock appreciation rights related to that option shall also terminate. Upon exercise of stock appreciation rights, such rights and the related option to the extent of an equal number of shares shall terminate.

	6.2: The Committee at its discretion may revoke at any time any unexercised stock appreciation rights granted to an Employee under this Plan, without compensation to such Employee.
Revocation of an Employee's stock appreciation rights under this section shall not affect any related stock options granted to the Employee under this Plan.

	6.3: Upon an Employee's exercise of some or all of the Employee's stock appreciation rights, the Employee shall receive an amount equal to the value of the Stock Appreciation for the number of rights exercised, payable in cash, common stock, Restricted Stock, or a combination thereof, at the discretion of the Committee.

	6.4: The Committee shall have the discretion either to determine the form in which payment of a stock appreciation right will be made, or to consent to or disapprove the election of the Employee to receive cash in full or partial settlement of the right. Such consent or disapproval may be given at any time before or after the election to which it relates. Notwithstanding the foregoing provision, if an Employee exercises a stock appreciation right during the 60-day period commencing on the date of a Change in Control of the Corporation, the form of payment of such stock appreciation right shall be cash provided that such stock appreciation right was granted at least six months prior to the date of exercise, and shall be common stock if such stock appreciation right was granted six months or less prior to the date of exercise.

	6.5: Settlement for exercised stock appreciation rights may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

	6.6: A stock appreciation right is only exercisable during the period when the stock option to which it is related is also exercisable.

Section 7:  Exercise Payments.

	7.1: The Committee may, in its discretion, grant to holders of stock options the right to receive Exercise Payments relating to such number of shares covered by the holder's stock options as the Committee determines in its discretion. Exercise Payments shall be reduced by the total amount which may have been received as Dividend Payments pursuant to Section 5.6 with respect to the stock option that is being exercised.

	7.2: At the discretion of the Committee, the Exercise Payment may be made in cash, common stock, Restricted Stock, or a combination thereof. Exercise Payments shall be paid within 20 business days following the exercise of a related stock option;
provided, however, that payment may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

	7.3: Exercise Payments shall be paid only upon the exercise of related stock options which are exercised by the holder while an active Employee; provided, however, that in the case of an option holder's death or Retirement, Exercise Payments will be paid if such related stock options are exercised within nine months after death or three months after Retirement, as the case may be, but before the expiration of the stock option's term.

(PAGE11)

Section 8:  Grants of Stock.

	8.1: The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of stock or Restricted Stock to such eligible Employees as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 2, authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a participant granted shares of stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the stock or Restricted Stock.

	8.2:	  The participant shall have, with respect to Restricted
Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

	8.3: Restricted Stock may not be sold or transferred by the participant until any restrictions that have been established by the Committee have lapsed.

	8.4: Upon a participant's termination of employment during the period any restrictions are in effect, all Restricted Stock shall be forfeited without compensation to the participant unless the Committee decides that it is in the best interest of the Corporation to permit an exception with respect to such participant.

	8.5 In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the vesting of a Restricted Stock, a participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by having the Corporation withhold shares that otherwise would be delivered to the participant pursuant to the vesting of Restricted Stock for which the tax is being withheld, by delivering to the Corporation other shares of common stock of the Corporation owned by the participant prior to the vesting of Restricted
Stock, or by making a payment to the Corporation consisting of a combination of cash and such shares of common stock. Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of common stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 8.5 shall be the Market
Price on the date to be used to determine the amount of tax to be withheld.

Section 9:  Performance Awards.

	9.1: The Committee may grant, either alone or in addition to other awards granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the common stock, Restricted Stock or other securities of the Corporation
("Performance Awards") to such eligible Employees as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 2, authorizes and under such terms as the Committee establishes. Performance Awards may be paid in common stock, Restricted Stock or other securities of the Corporation, cash or any other form of property as the Committee shall determine. Performance Awards shall entitle the participant to receive an award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion.

	9.2: The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards.

	9.3: The participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares received pursuant to this Section 9 prior to the date on which any applicable restriction or performance period established by the Committee lapses.

(PAGE12)

	9.4: In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the vesting or payment of Performance Awards, a participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by having the Corporation withhold shares that otherwise would be delivered to the participant pursuant to the vesting or payment of Performance Awards for which the tax is being withheld, by delivering to the Corporation other shares of common stock of the Corporation owned by the participant prior to the vesting or payment of Performance Awards, or by making a payment to the Corporation consisting of a combination of cash and such shares of common stock. Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of common stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 9.4 shall be the Market Price on the date to be used to determine the amount of tax to be withheld.

Section 10:  General Provisions.

	10.1: Any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.

	10.2: Nothing contained herein shall require the Corporation to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any participant for any year.

	10.3: Participation in this Plan shall not affect the Corporation's right to discharge a participating Employee.

	10.4: This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Connecticut.

	10.5: (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

	       (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation,
(ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

Section 11:  Definitions.

	11.1: A 'Change in Control of the Corporation' shall be deemed to occur in the event that any of the following circumstances have occurred:

	                 (i)	individuals who, on October 22, 1996,
constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to October 22, 1996, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies [or consents] by or on behalf of any person other than the Board shall be deemed an Incumbent Director;

(PAGE13)

	                (ii)	any "person" (as such term is defined in
Section 3(a)(9) of the Securities Exchange Act of 1934 (the
"Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the
"Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Corporation or Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
(D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including
Executive);

	               (iii)	the consummation of a merger,
consolidation, share exchange or similar form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y), if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in
(A), (B) and (C) above shall be deemed to be a "Non-Qualifying
Transaction"); or

(PAGE14)
	                (iv)	The stockholders of the Corporation
approve a plan of complete liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation's assets.

  	Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Corporation which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.

	11.2: "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

	11.3:  "Corporation" means Praxair, Inc.

	11.4: "Disability" means a participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months or longer.

	11.5: "Employee" means any employee of the Corporation or of a subsidiary or affiliate of the Corporation participating in the Plan.

	11.6:  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

	11.7: "Exercise Payment" is a payment upon the exercise of a stock option of an amount determined by the Committee in its discretion.

	11.8: "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

	11.9: "Market Price" is the mean of the high and low prices of the common stock of the Corporation as reported in the New York
Stock Exchange-Composite Transactions on the date the option or stock appreciation right is exercised (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on the date the option or stock appreciation right is exercised). Notwithstanding the foregoing provisions, if a stock appreciation right is exercised during the 60-day period commencing on the date of a Change in Control of the Corporation, the Market Price for purposes of determining the stock appreciation shall be the highest of (1) the market price of the common stock of the Corporation, as determined under the preceding sentence; (2) the highest market price of a share of the common stock of the Corporation during the period commencing on the ninetieth day preceding the date of exercise of the stock appreciation right and ending on the date of exercise of the stock appreciation right; (3) the highest price per share of common stock of the Corporation shown on Schedule
13D or an amendment thereto filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any person holding 20% of the combined voting power of the Corporation's then outstanding voting securities; or (4) the highest price paid or to be paid per share of common stock of the Corporation pursuant to a tender or exchange offer as determined by the Committee.

	11.10: "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock
Option.


(PAGE15)

	11.11: "Retirement" shall mean termination of employment with the Corporation or a subsidiary or affiliate with the right to receive immediately a non-actuarially reduced pension under the Corporation's Retirement Program; provided, however, that if the participant is employed by a foreign affiliate of the Corporation and/or is not eligible to participate in the Corporation's Retirement Program, "Retirement" shall mean termination of employment with the Corporation after the participant has (i) attained age 65, (ii) attained age 62 and completed at least 10 years of employment with the Corporation, or (iii) accumulated 85 points, where each year of the participant's age and each year of employment with the Corporation count for one point.

	11.12: "Restricted Stock" means stock of the Corporation subject to restrictions on the transfer of such stock, conditions of forfeitability of such stock, or any other limitations or restrictions as determined by the Committee.

	11.13: "Stock Appreciation" shall be based on the excess of the Market Price of the common stock over the option price of the related option stock, as determined by the Committee.

Section 12:  Amendment, Suspension, or Termination.

	12.1: The Board of Directors may suspend, terminate, or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws.

Section 13:  Effective Date and Duration of the Plan.

	No award shall be granted under this Plan for any calendar year commencing on or after January 1, 2006.


     IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the Corporation has caused this instrument to be signed by its duly authorized officer as of October 22, 1996.

                              				PRAXAIR, INC.



                               			By:  	     /s/ Barbara R. Harris
                                         				Barbara R. Harris
                               	Title:     Vice President, Human Resources

(PAGE 16)

                                                           Exhibit 5.1


                    	December l8, 1996



Board of Directors
Praxair, Inc.
39 Old Ridgebury Road
Danbury, CT 06817-5113

Re:	Post Effective Amendment No. 2 to Registration Statement
    No. 33-48479 on Form S-8 for 1996
    Praxair, Inc.
    Performance Incentive Plan


Dear Sirs/Madame:

    	We are acting as counsel to Praxair, Inc., a Delaware corporation ("Corporation") in connection with the preparation and fling of a Post Effective Amendment No. 2 to Registration Statement No. 33-48479 on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, ("Act") with the Securities and Exchange Commission ("Commission") relating to shares of the common stock, $0.1 par value per share ("Common Stock"), of the Corporation offered for sale pursuant to the 1992 Praxair Inc. Long Term Incentive Plan; 1996 Praxair, Inc. Senior Executive Performance Plan and the 1996 Praxair, Inc. Performance Incentive Plan ("Plans").

    	In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     	For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to matters of officers and other representatives of the Corporation. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

    	Based upon the foregoing, we are of the opinion that:

	1.	The Corporation has been duly organized and is validly
existing under the laws of the State of Delaware.

	2.	The Plans have been duly adopted by the Board of Directors
of the Corporation.

	3.	The shares of Common Stock of the Corporation to which the
Registration Statement relates have been duly authorized and reserved for issuance pursuant to the Plan and, when issued and sold pursuant to the Plan, will be legally issued, fully paid and nonassessable.

     	This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

      	We hereby consent to the filing of this letter as an Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                							Very truly yours,



                                       KELLEY DRYE & WARREN LLP


(PAGE17)

                                                 Exhibit 23.1





Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 2 to Registration Statement on Form S-8 of our report dated February 5, 1996, which appears on page 41 of the Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


PRICE WATERHOUSE LLP

Stamford, Connecticut
December 13, 1996


(PAGE18)

                                                Exhibit 23.2


Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated February 14, 1996 and February 6, 1995 (except with respect to the matter discussed in Note 6, as to which the date is March 2, 1995) on the consolidated financial statements of CBI Industries, Inc. and subsidiaries included in the Current Report of Praxair, Inc. on Form 8-K filed March 1, 1996 and January 16, 1996, respectively, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Chicago, Illinois
December 13, 1996